UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)

10020
(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.001 per value	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 26, 2026, Sirius XM Holdings Inc. (the “Company,” “we,” “us” or “our”) issued a press release announcing the commencement of a private offering (the “Offering”) of $1,000,000,000 aggregate principal amount of Senior Notes due 2032 (the “Notes”) to be issued by our subsidiary, Sirius XM Radio LLC (“SiriusXM”).

SiriusXM intends to use the net proceeds from the Offering, together with cash on hand, to (i) purchase any and all of its 3.125% Senior Notes due 2026 (the “3.125% Notes”) validly tendered and not validly withdrawn pursuant to SiriusXM’s concurrent cash tender offer for any and all 3.125% Notes (the “Concurrent Tender Offer”) and (ii) to the extent less than all of the aggregate principal amount of the 3.125% Notes are purchased in the Concurrent Tender Offer, redeem or discharge all of the 3.125% Notes not purchased in the Concurrent Tender Offer.

The 3.125% Notes are currently redeemable at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date. As of December 31, 2025, $1,000,0000,000 aggregate principal amount of 3.125% Notes were outstanding.

On February 26, 2026, the Company issued a press release announcing that SiriusXM had commenced the Concurrent Tender Offer for any and all of its 3.125% Notes.

Copies of the press releases in respect of the Offering and the Concurrent Tender Offer are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to non-U.S. persons in offshore transactions in reliance on Regulation S. This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of these securities, including the Notes and the 3.125% Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. This Current Report does not constitute a notice of redemption for, nor an offer to purchase, the 3.125% Notes.

Forward-Looking Statements

This Current Report contains “forward-looking statements” which include, but are not limited to, statements about the expected terms and timing of the Offering and the Concurrent Tender Offer and the intended use of proceeds from the Offering. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 26, 2026 relating to the Offering.
99.2	Press Release dated February 26, 2026 relating to the Concurrent Tender Offer.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan Executive Vice President, Chief Legal Officer and Secretary

Dated: February 26, 2026